Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2021 Stock Incentive Plan of our report dated January 28, 2021, with respect to the consolidated financial statements as of and for the years ended October 31, 2020 and 2019, of Coda Octopus Group, Inc. included in its Annual Report on Form 10-K for the year ended October 31, 2020.

/s/ Frazier & Deeter, LLC

Tampa, Florida
October 14, 2021